UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 31, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Mercury Interactive Corporation (the “Company”) approved the criteria for potential cash bonuses for its executive officers for fiscal 2006 that will be based on the Company’s 2006 performance. The actual bonus amounts will be based upon the Company’s earnings per share (which targets will be adjusted as appropriate following the Company’s previously announced restatement of its financial statements) and revenue growth during 2006, as well as the executive officer’s individual performance. The target bonus amounts for the Company’s named executive officers will be as follows: (a) for Anthony Zingale, David Murphy and James Larson, the target bonus amounts will be equal to 100% of the executive’s base salary; and (b) for Christopher Lochhead and Yuval Scarlat, the target bonus amounts will be equal to 70% of the executive’s base salary. As part of its review of executive compensation matters, the Committee approved annual base salaries for 2006 of $350,000 for each of Christopher Lochhead and Yuval Scarlat.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

10.55     Form of Mercury Executive Annual Incentive Bonus Plan and Form of Participation Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006	MERCURY INTERACTIVE CORPORATION

	By:	/s/ David J. Murphy
	Name:	David J. Murphy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.55	Form of Mercury Executive Annual Incentive Bonus Plan and Form of Participation Notice